UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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 CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2026

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Entegris, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)
(978) 436-6500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ENTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

On January 20, 2026, Entegris, Inc. (the “Company”) announced that Michael Sauer, age 59, the Company’s Vice President, Controller & Chief Accounting Officer, will be appointed to serve as the Company’s Chief Financial Officer and principal financial officer on an interim basis effective March 1, 2026, in addition to maintaining his current role. Mr. Sauer has served as the Company’s Vice President, Controller & Chief Accounting Officer since June 2012. Prior to that, he served as the Corporate Controller since 2008. From the time of the merger with Mykrolis in August 2005 until April 2008, Mr. Sauer served as Director of Treasury and Risk Management. Mr. Sauer joined Fluoroware, Inc., a predecessor to the Company, in 1988, holding a variety of finance and accounting positions and serving as Director of Business Development from 2001 until the merger with Mykrolis.

In connection with assuming the role of Interim Chief Financial Officer, Mr. Sauer’s annual base salary will be increased to $400,000, and his long-term incentive target for awards granted in 2026 will be increased to $300,000. Mr. Sauer will also be granted a special retention award, designed to ensure continuity during the interim period, in the form of time-based restricted stock units equal in value to $300,000, which will vest ratably over two years.

There are no arrangements or understandings between Mr. Sauer and any other persons pursuant to which Mr. Sauer was selected as Interim Chief Financial Officer. Mr. Sauer has no family relationships with any director or executive officer of the Company. Mr. Sauer is not a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Transition of Chief Financial Officer Role

Mr. Sauer will assume the role of Interim Chief Financial Officer in connection with Linda LaGorga’s transition to the role of Senior Advisor prior to her separation from the Company. Effective February 28, 2026, Ms. LaGorga will cease serving as Chief Financial Officer and principal financial officer and will serve as a Senior Advisor through May 15, 2026 (the “Separation Date”). In order to promote a smooth and orderly transition, the Company and Ms. LaGorga entered into a Separation Agreement, dated January 19, 2026 (the “Separation Agreement”). Ms. LaGorga’s transition and separation are not the result of any disagreement with the Company on any matter relating to the Company’s financial statements, internal control over financial reporting, operations, policies, or practices.

Pursuant to the Separation Agreement, Ms. LaGorga will continue to receive her current base salary until the Separation Date, will be entitled to receive a payment under the Company’s short-term incentive compensation plan for 2025, if earned, payable at the same time as all other Company participants, will be entitled to receive a payment under the Company’s short-term incentive compensation plan for 2026, if earned, payable at the same time as all other Company participants, subject to her continued compliance with applicable restrictive covenant obligations and, contingent on her continued provision of transition services and satisfying cooperation obligations through the Separation Date, will receive $280,000 upon separation. Lastly, Ms. LaGorga will be entitled to receive a severance payment consistent with the terms of her Offer Letter dated April 1, 2023. Ms. LaGorga’s outstanding equity awards will be treated consistently with the terms of each award’s respective award agreement. The Separation Agreement also provides a general release of claims in favor of the Company and its affiliates.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the news release announcing these organizational changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement, dated January 19, 2026 by and between Linda LaGorga and Entegris, Inc.
99.1	Press Release, dated January 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: January 20, 2026	By:	/s/ Joseph Colella
	Name:	Joseph Colella
	Title:	Senior Vice President, General Counsel and Secretary